Fonix Reports Pro Forma Combined Statement of Operations

8-K/A Describes Combined Financial Reports for Fonix and G-Soft

LINDON, UT (June 19, 2009) Fonix Corporation (OTC BB: FNXC) announces that it has filed a Form 8K/A with the United States Securities and Exchange Commission containing pro forma  unaudited financial results for the three-months ended March 31, 2009 and 2009 and audited statements for year ended December 31 2008 and 2007, including for its wholly owned subsidiaries, Fonix Speech, Inc., and G-Soft Limited.  The results include the recently acquired Shanghai Gaozhi Software Systems Limited (“GaozhiSoft”), a growing software developer and solutions provider in 2G (second- generation) and 3G (third-generation) mobile networks in China and throughout the Asian Pacific region.  Fonix Speech specializes in embedded speech interfaces for mobile devices, handheld electronic products, video game systems and processors.

Pro forma combined financial statements include the following (reported in US$):

		Three Month Period
		Ended March 31	Year Ended December 31
		2009	2008	2008	2007
Revenue
	Fonix	$141,000	$286,000	$1,265,000	$1,838,000
	G-Soft	$687,000	$565,000	$2,259,000	$1,612,000
Total Revenue:		$819,000	$851,000	$3,524,000	$3,450,000
Gross Profit
	Fonix	$122,000	$261,000	$1,211,000	$1,697,000
	G-Soft	$408,000	$380,000	$1,521,000	$984,000
Total Gross Profit:		$530,000	$641,000	$2,732,000	$2,681,000
Operating Expenses
	Fonix	$592,000	$720,000	$4,163,000	$6,682,000
	G-Soft	$128,000	$158,000	$633,000	$479,000
Total Op Expense:		$720,000	$878,000	$4,796,000	$7,161,000
Net Income (loss)
	Fonix	$(781,000)	$(1,046,000)	$(6,169,000)	$14,959,000
	G-Soft	$246,000	$220,000	$875,000	$496,000
Total Net Income (loss):		$(535,000)	$(826,000)	$(5,294,000)	$15,455,000

In the first quarter of 2009 GaozhiSoft announced a new 3G contract with China Telecom for eight of 29 Chinese provinces.  Major customers include all three Chinese mobile network service providers, including: China Mobile (NYSE: CHL), China Unicom (NYSE: CHU), and China Telecom (NYSE: CHA), and fixed line carriers China Netcom (NYSE: CN) and China Digital (SEHK: 00861.HK).  In addition, GaozhiSoft is the exclusive Chinese XFS and HFS mediation software provider to Alcatel-Lucent (NYSE: ALU) for the Asia market.

“The G-Soft acquisition is accretive and most importantly it establishes an operating base in China” said Roger D. Dudley, Fonix President and CEO. “Through the G-Soft marketing team, we expect Fonix Speech technologies will be marketed and licensed in the mobile device, mobile video game and related Chinese market segments, including to mobile network service providers.  Fonix seeks additional strategic Chinese acquisitions that will be accretive, increase cash flow and drive market expansion in China and surrounding Asian countries.”

About Fonix
Fonix Corporation (OTC BB: FNXC), based in Salt Lake City, Utah, currently operates through its wholly owned subsidiary, Fonix Speech, Inc., an innovative speech recognition and text-to-speech technology company that provides value-added speech solutions. Fonix Speech offers voice solutions for mobile/wireless devices; interactive video games, toys and appliances; computer telephony systems; the assistive market and automotive telematics. Fonix Speech provides developers and manufacturers with cost-effective speech solutions to enhance devices and systems. Visit www.fonix.com for more information, or call (801) 553-6600 and say “Sales.”

About G-Soft Limited and G-Soft Inc.
G-Soft Limited (“G-Soft Ltd”) is a Hong Kong limited liability company established in 2008.  G-Soft Ltd’s sole asset is 100% ownership of G-Soft Inc., a Chinese wholly owned foreign entity (WOFE).  G-Soft Inc. is the sole shareholder of Shanghai Gaozhi Software Systems Limited.

About Shanghai Gaozhi Software Systems Limited
Shanghai Gaozhi Software Systems Limited (“GaozhiSoft”), based in Shanghai, China, began operations in 2003 with a vision to become a leading provider of OSS (Operation Support
System) and related software solutions to Chinese mobile network service providers. GaozhiSoft software is integrated and widely used in 2G and fixed lines networks.  In 2008, GaozhiSoft expanded its strategy to include operations as a Value-Added service provider in the 3G (third-
generation) mobile network in China and in the Asia Pacific region.  Visit www.gaozhisoft.com for more information.

Investors and shareholders contact:
Michelle Aamodt
(801) 553-6600
investorrelations@fonix.com

Statements released by Fonix that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, intentions and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.